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EXHIBIT 23.1

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

        We consent to the incorporation by reference in the following Registration Statements of Mercer International Inc.:

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  Registration Statement No. 33-111118 on Form S-3; and

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  Registration Statements No. 333-3131638, 333-38317, 333-90026 and 33-116520 on Form S-8;

of our reports dated January 23, 2004 (except as to Note 1(c), 1(d) and 12, which is as of December 8, 2004), which audit report expresses an unqualified opinion and for U.S. readers includes Canada-U.S. reporting differences which would require explanatory paragraphs, following the opinion paragraph, regarding substantial doubt about the Company's ability to continue as a going concern and when there is change in accounting principles, appearing in this Current Report on Form 8-K/A dated November 22, 2004 (filed December 10, 2004) of Mercer International Inc.

/s/ DELOITTE & TOUCHE LLP
Independent Registered Chartered Accountants
Vancouver, Canada
December 10, 2004

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EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS